Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Third Quarter Fiscal 2021 Financial Results

Fiscal Q3 Gross Margin More than Doubles Compared to Prior Year Period Reflecting Favorable Project Mix

Westminster, MA – February 11, 2021 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry-leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense and precision industrial sectors, today reported financial results for the third quarter ended December 31, 2020. Third quarter sales were $3.6 million compared to $3.7 million last year. Gross profit was $705,000, an over 100% increase when compared to gross profit of $314,000 for the third quarter of fiscal 2020, reflecting more favorable project mix.

“Our results for the third quarter were highlighted by a more favorable project mix which drove improved gross margins when compared to the same period a year ago,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “We have also realized manufacturing improvements on the remaining components which negatively impacted our prior year results with learning-curve related costs.”

“This outcome resulted in an overall improvement in reported financial results for the first nine months of fiscal 2021 when compared to the same period in the prior year,” added Mr. Shen. “We expect to carry these improvements in revenues and margins into the last quarter of fiscal 2021 and beyond.”

The Company’s sales order backlog was $18.4 million on December 31, 2020, up from $16.8 million at March 31, 2020.

Third Quarter of Fiscal 2021 Financial Results

•	Net sales were $3.6 million or 3% lower when compared to $3.7 million in the same quarter a year ago.
•	Gross profit was $705,000, an increase of more than100% compared to $314,000 in the same quarter last year.
•	Gross margin was 19.8%, up from 8.6% in the third quarter of fiscal 2020 due to favorable project mix. Additionally, Q3 fiscal 2020 was negatively impacted by learning-curve related costs on a limited number of new projects.
•	SG&A increased by $54,000 or 8% primarily due to an increase in advisory fees, including $85,000 for the proposed acquisition of Stadco.
•	Operating loss was $11,000, compared to operating loss of $348,000 in the same period a year ago.
•	Net loss was $48,000, compared to net loss of $320,000 for the same period a year ago.
•	EBITDA, a non-GAAP financial measure, was $171,000, an increase of $352,000 when compared to the same period a year ago.

Nine Months of Fiscal 2021 Financial Results

•	Net sales were $11.6 million or 4% higher when compared to $11.1 million in the same period a year ago.
•	Gross profit was $0.7 million higher when compared to the same period last year, primarily due to the absence of any significant learning-curve related costs that were evident in the same period a year ago.
•	SG&A was $2.2 million, or 3% higher than the same period last year, due to increases in compensation and office costs that more than offset a decrease in travel expenses.
•	Operating income was $326,000 compared to operating loss of $308,000 in the same period a year ago.

•	Net income was $106,000, compared to net loss of $390,000 a year ago.
•	EBITDA was $848,000 compared to $261,000 in the same period a year ago.

Financial Position

At December 31, 2020, TechPrecision had $1.3 million in cash and cash equivalents, an increase of $0.3 million since March 31, 2020.

Working capital was $4.2 million at December 31, 2020 compared to $5.6 million at March 31, 2020. The decline in working capital was due to the upcoming Berkshire Bank term loan maturity in December 2021, and therefore that loan being classified as current at December 31, 2020. Approximately $3.1 million of long-term debt is due in less than twelve months. We fully expect to renew the term loan at maturity. We also have access to additional capital via the existing revolver loan should management determine it needs to bolster liquidity as the Company manages through the effects of the pandemic.

Acquisition of Stadco

On October 16, 2020, TechPrecision Corporation entered into a stock purchase agreement to acquire all of the issued and outstanding capital stock of Stadco, a California corporation in the business of manufacturing high-precision parts, assemblies and tooling for aerospace, defense, research and commercial customers. As consideration, the Company will issue 1,000,000 shares of the Company’s common stock if the transaction closes. The Company and Stadco are working with creditors of Stadco to substantially reduce the approximately $14 million of Stadco liabilities that would otherwise be added to the consolidated balance of the combined company after closing. As recently reported, we have already reached an agreement with one of Stadco’s major creditors. Reaching agreements with the remainder of these creditors to the satisfaction of the Company is required for the closing of the deal to occur. The Company expects that a percentage of these liabilities will be satisfied in part or full through the issuance of additional shares of the Company’s common stock.

On February 2, 2021, the Company entered into an amendment to the stock purchase agreement described above. Under the terms of the original stock purchase agreement with Stadco, if the acquisition was not closed by December 31, 2020, either the Company or Stadco could have terminated the agreement. The amendment effected a change to this provision by extending until February 28, 2021 the date after which the parties may terminate if the acquisition has not closed. The amendment also effected certain other minor changes to the stock purchase agreement with Stadco.

As due diligence and negotiations are currently on-going, at this time the Company will not make any further comments regarding Stadco.

COVID-19 Update

At the end of March of 2020, the outbreak of coronavirus (COVID-19) had spread worldwide as a pandemic. The full extent of the outbreak, related business and travel restrictions and changes to social behavior intended to reduce its spread remain uncertain as the health crisis continues to evolve in the U.S. and abroad. The directives imposed by federal, state and local governments did not impair our ability to maintain operations during the third quarter of fiscal 2021 as the Company was designated an “Essential Service.” However, the pandemic has negatively affected the Company’s customers, suppliers and labor force, resulting in a number of inspection and approval delays for certain projects caused by new or enhanced mandated safety precautions. Accordingly, as conditions continue to change as a result of the COVID-19 outbreak, the impact on our operations and financial results for the remainder of calendar year 2021 remains uncertain.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on February 11, 2021. To participate in the live conference call, please dial 1-888-506-0062 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-973-528-0011. When prompted, reference TechPrecision. A replay will be available until February 25, 2021. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 39847.

The call will also be available over the Internet and accessible at: https://www.webcaster4.com/Webcast/Page/2198/39847.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiary, Ranor, Inc., manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors, including the COVID-19 pandemic, that may be outside of our control; the impacts of the COVID-19 pandemic and government-imposed lockdowns in response thereto; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; operating in a single geographic location; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; general industry and market conditions and growth rates; general economic conditions; the risk that the proposed acquisition of Stado may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of Company’s common stock; the failure of either party to satisfy any of the conditions to the consummation of the proposed acquisition of Stadco and uncertainties as to the timing of the consummation of the proposed acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the securities purchase agreement governing the acquisition; the effect of the announcement or pendency of the proposed acquisition on the Company’s business relationships, operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the proposed acquisition; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

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TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31, 2020	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,255,320	$930,856
Accounts receivable, net	1,173,376	990,300
Contract assets	5,314,653	4,504,621
Raw materials	503,636	561,572
Work-in-process	694,848	656,041
Other current assets	442,024	606,151
Total current assets	9,383,857	8,249,541
Property, plant and equipment, net	4,208,329	4,182,861
Deferred income taxes	2,016,816	2,115,480
Other noncurrent assets, net	16,086	32,600
Total assets	$15,625,088	$14,580,482

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$510,434	$185,065
Accrued expenses	1,306,109	1,554,524
Contract liabilities	308,358	805,049
Current portion of long-term debt	3,088,553	109,829
Total current liabilities	5,213,454	2,654,467
Long-term debt	717,559	2,456,560
Stockholders’ Equity:
Common stock - par value $.0001 per share, 90,000,000 shares authorized, 29,498,662 and 29,354,594 shares issued and outstanding, at December 31, 2020 and March 31, 2020	2,949	2,935
Additional paid in capital	8,911,160	8,793,062
Accumulated other comprehensive income	21,838	21,688
Retained earnings	758,128	651,770
Total stockholders’ equity	9,694,075	9,469,455
Total liabilities and stockholders’ equity	$15,625,088	$14,580,482

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Net sales	$3,569,718	$3,667,276	$11,566,176	$11,075,620
Cost of sales	2,864,274	3,352,962	9,034,858	9,238,287
Gross profit	705,444	314,314	2,531,318	1,837,333
Selling, general and administrative	716,361	662,675	2,205,739	2,145,055
(Loss) income from operations	(10,917)	(348,361)	325,579	(307,722)
Other (expense) income	(219)	185	1,237	21,063
Interest expense	(50,405)	(69,328)	(159,885)	(218,447)
Total other expense, net	(50,624)	(69,143)	(158,648)	(197,384)
(Loss) income before income taxes	(61,541)	(417,504)	166,931	(505,106)
Income tax (benefit) expense	(13,369)	(97,734)	60,573	(115,092)
Net (loss) income	$(48,172)	$(319,770)	$106,358	$(390,014)
Other comprehensive income (loss), before tax:
Foreign currency translation adjustments	$1,252	$9	$151	$(329)
Other comprehensive income (loss), net of tax	$1,252	$9	$151	$(329)
Comprehensive (loss) income	$(46,920)	$(319,761)	$106,509	$(390,343)
Net (loss) income per share basic	$(0.00)	$(0.01)	$0.00	$(0.01)
Net (loss) income per share diluted	$(0.00)	$(0.01)	$0.00	$(0.01)
Weighted average number of shares outstanding: Basic	29,498,662	29,254,594	29,430,206	29,254,230
Diluted	29,498,662	29,254,594	31,021,384	29,254,230

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$106,358	$(390,014)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	521,422	548,038
Amortization of debt issue costs	45,099	31,280
Stock based compensation expense	146,417	81,667
Change in contract loss provision	(175,365)	216,039
Deferred income taxes	60,573	(115,092)
Changes in operating assets and liabilities:
Accounts receivable	(183,076)	257,459
Contract assets	(810,032)	(271,767)
Inventories	19,129	589,904
Other current assets	164,127	(296,328)
Other noncurrent assets	38,092	(9,419)
Accounts payable	325,369	(138,463)
Accrued expenses	(101,028)	18,282
Contract liabilities	(496,691)	87,815
Net cash (used in) provided by operating activities	(339,606)	609,401
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(546,890)	(35,225)
Net cash used in investing activities	(546,890)	(35,225)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issue costs	(24,610)	(32,209)
Proceeds from payroll protection program loan	1,317,100	--
Proceeds from revolver loan	1,000,000	--
Repayment of revolver loan	(1,000,000)	--
Repayment of long-term debt	(81,352)	(610,515)
Net cash provided by (used in) financing activities	1,211,138	(642,724)
Effect of exchange rate on cash and cash equivalents	(178)	307
Net increase (decrease) in cash and cash equivalents	324,464	(68,241)
Cash and cash equivalents, beginning of period	930,856	2,036,646
Cash and cash equivalents, end of period	$1,255,320	$1,968,405

TECHPRECISION CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of EBITDA to Net (Loss) Income

The following table provides a reconciliation of EBITDA to net (loss) income, the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements:

	Three Months ended December 31,			Nine Months ended December 31,
(dollars in thousands)	2020	2019	Change	2020	2019	Change
Net (loss) income	$(48)	$(320)	$272	$106	$(390)	$496
Income tax (benefit) expense	(13)	(98)	85	61	(115)	176
Interest expense (1)	50	69	(19)	160	218	(58)
Depreciation	182	168	14	521	548	(27)
EBITDA	$171	$(181)	$352	$848	$261	$587

(1)	Includes amortization of debt issue costs.

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